UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2003

                            Fidelity Bankshares, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                   000-29040                  65-0717085
--------------------      --------------------     -------------------------
(State or other          (SEC File Number)              (I.R.S. Employer
 jurisdiction of                                        Identification No.)
 incorporation)

               205 Datura Street, West Palm Beach, Florida, 33401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 803-9900


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.      Changes in Control of Registrant

                    Not Applicable

Item 2.      Acquisition or Disposition of Assets

                    Not applicable.

Item 3.      Bankruptcy or Receivership

                    Not applicable.

Item 4.      Changes in Registrant's Certifying Accountant

                    Not applicable.

Item 5.      Other Events

                    Not applicable.

Item 6.      Resignations of Registrant's Directors

                    Not Applicable.

Item 7.      Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as an exhibit is Fidelity Bankshares, Inc.'s (the "Company") news release announcing its June 30, 2003 earnings.

Item 8.      Change in Fiscal Year

                    Not applicable.

Item 9.      Regulation FD Disclosure - Information provided pursuant to Item 12
             ------------------------

     The Company announced its June 30, 2003 financial results by release. The press release is included as an exhibit.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            Fidelity Bankshares, Inc.


DATE:  July 15, 2003                 By:   /s/ Vince A. Elhilow
                                           ----------------------------------
                                               Vince A. Elhilow
                                               Chairman of the Board
                                                and Chief Executive Officer

                                  EXHIBIT INDEX

99.1 News release dated July 15, 2003 announcing June 30, 2003 earnings.

                                                                   EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Fidelity Bankshares Q2 Net Income Up 20.2% To $4.9 Million Or $.34 Per Share. Assets $2.8 Billion. Deposits $2.3 Billion.

--------------------------------------------------------------------------------

West Palm Beach, FL, July 15, 2003 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the second quarter ended June 30, 2003 increased 20.2% to $4.9 million or $.34 basic and diluted earnings per share. This compared to $4.1 million or $.27 basic and diluted earnings per share for the quarter ended June 30, 2002. Net interest income before credit adjustments increased by 17.1% to $21.7 million for the quarter.

Other income, derived from deposit account fees, insurance sales and other fee income, together with income from the company's loan sales business, increased by $1.9 million or 45% over the second quarter of 2002.

Net income for the six months ended June 30 2003 rose 23.9% to $10.0 million or $.70 basic and $.69 diluted earnings per share over $8.1 million or $.53 basic and diluted earnings per share in the same period in 2002. Net interest income before credit adjustments rose 16.9% in the first six months to $42.5 million. Other income was up 65% over the first six months of 2002. Excluding the non-recurring gain on the sale of loans in March 2003, the increase in other income would have been 46% for the six months of 2003, compared to the first six months end of 2002.

During the second quarter, the company again experienced mild margin compression. At June 30, 2003 the company's net yield on earning assets was 3.34%, compared to 3.43% at March 31, 2003. However, the company also continued to increase deposits. While certificates of deposit declined by $29.2 million during the second quarter, the company recorded net deposit growth of $135.9 million. These funds were invested in short-term, temporary investments and interest earning deposits at much lower yields than retail loans, contributing to the company's margin compression.

Chairman and CEO Vince Elhilow said, "We are pleased with our progress in increasing other income and our continuing efforts to make our balance sheet more bank-like. Other income, due mainly to the inception of our loan sales business this year, increased to 18.3% of interest income compared to 11.6% a year ago. Loan sales have exceeded our most optimistic projections so far this year. It is unclear whether that pace can be maintained. While our total loan portfolio was up 16.9% over a year ago, our residential loan portfolio grew only 6.6%."


                                     -more-

                                                       Fidelity Bankshares, Inc.
                                                                         Page 2



Elhilow added, "Core deposits, consisting of checking, savings and money market accounts, now comprise 67.8% of our deposits, while certificates of deposit represent the remaining 32.2%. At December 31, 2002 and June 30, 2002, core deposits made up 59.6% and 53.9%, respectively, of the company's deposits." In June, the Board of Directors approved payment of a quarterly dividend to stockholders of $.10 per share on the company's common stock. The dividend, payable to stockholders of record as of June 30, 2003, was distributed on July 11, 2003.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $2.8 billion and deposits of $2.3 billion and operates in Florida through 42 offices in Palm Beach, Martin and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

For more information contact President and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: http://www.hawkassociates.com.


Fidelity Bankshares, Inc.
Financial  Highlights
(Unaudited)
                                                       Three Months    Three Months      Six Months     Six Months         Year
                                                           Ended           Ended           Ended           Ended           Ended
                                                         June 30,        June 30,         June 30,       June 30,       December 31,
                                                           2003            2002             2003           2002            2002
FOR THE PERIOD (In Thousands)
------------------------------------------------------------------------------------------------------------------------------------
Interest income                                              $36,336         $34,303         $71,167         $67,980       $137,867
Interest expense                                              14,650          15,784          28,696          31,649         61,768
Net interest income                                           21,686          18,519          42,471          36,331         76,099
Chargeoffs                                                         -             223              71             240            575
Recoveries                                                         -              10               1              16             60
Gain on sale of loans                                          1,054              21           3,613              43             74
Net income                                                     4,931           4,101          10,048           8,109         16,798

PER COMMON SHARE
------------------------------------------------------------------------------------------------------------------------------------
Net income:
                    Basic EPS                                  $0.34           $0.27           $0.70           $0.53          $1.12
                    Diluted EPS                                 0.34            0.27            0.69            0.53           1.11
Dividends declared                                              0.10            0.10            0.20            0.20           0.40
Book value                                                     11.81           11.41           11.81           11.41          11.37
Stock price:
                    High                                       23.60           27.47           23.60           22.47          22.47
                    Low                                        18.07           17.70           17.24           15.60          15.60
                    Close                                      22.30           22.11           22.30           22.11          17.90

AVERAGE FOR THE PERIOD (In Thousands)
------------------------------------------------------------------------------------------------------------------------------------
Assets                                                    $2,760,628      $2,346,348      $2,660,386      $2,290,928     $2,349,524
Loans receivable, net                                      1,991,316       1,698,285       1,972,871       1,656,709      1,745,639
Mortgage-backed securities                                   419,888         205,737         316,139         216,387        193,510
Investments                                                  159,697         272,290         181,813         259,937        229,660
Deposits                                                   2,196,940       1,727,755       2,099,292       1,689,559      1,752,316
Borrowed funds                                               334,483         378,010         337,382         376,510        372,000
Stockholders' equity                                         175,042         181,319         173,023         180,635        177,009

SELECTED RATIOS
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                       0.71%           0.70%           0.76%           0.71%          0.71%
Return on average equity                                      11.27%           9.05%          11.61%           8.98%          9.49%
Interest rate spread on average assets for the period          3.33%           3.31%           3.41%           3.32%          3.45%
Net yield on average interest earning assets for the period    3.37%           3.40%           3.44%           3.41%          3.51%
Net yield on interest earning assets at end of period          3.33%           3.48%           3.33%           3.48%          3.63%
Interest rate spread at end of period                          3.30%           3.39%           3.30%           3.39%          3.60%
Ratio of interest earning assets to interest bearing
                    liabilities at end of period             101.20%         102.95%         101.20%         102.95%        101.01%
Ratio of non performing assets to total assets                 0.18%           0.24%           0.18%           0.24%          0.27%
Ratio of valuation allowances to non performing assets       185.84%         126.86%         185.84%         126.86%        126.21%
Ratio of valuation allowances to loans receivable, net         0.48%           0.43%           0.48%           0.43%          0.43%
Stockholders' equity as a percentage of assets                 6.26%           7.66%           6.26%           7.66%          6.93%

PERIOD END (In Thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                              $2,833,313      $2,355,600      $2,833,313      $2,355,600     $2,439,397
Interest earning cash and investment securities              136,633         249,278         136,633         249,278        166,286
Mortgage-backed and corporate debt securities                452,093         191,444         452,093         191,444        145,139
Loans receivable, net                                      2,037,970       1,744,594       2,037,970       1,744,594      1,935,999
Real estate owned and held for investment                        232               -             232               -              -
Loan loss reserve                                              9,730           7,441           9,730           7,441          8,318
Other assets                                                  53,217          35,882          53,217          35,882         41,528
Borrowed funds                                               331,505         377,119         331,505         377,119        326,537
Common shares outstanding, net of treasury shares         15,015,197      15,802,206      15,015,197      15,802,206     14,860,327
Stockholders' equity                                         177,354         180,325         177,354         180,325        169,087


     Certain amounts in prior year have been reclassified to conform with the June 30, 2003 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Operating Data

                                                                      Three Months Ended                       Six Months Ended
                                                                           June 30,                                June 30,
                                                           2003                 2002               2003                 2002
                                                      ------------------------------------    ------------------------------------
                                                                     (In Thousands)                          (In Thousands)

Selected Operating Data:
     Interest income                                         $36,336              $34,303            $71,167              $67,980
     Interest expense                                         14,650               15,784             28,696               31,649
                                                      ---------------      ---------------    ---------------      ---------------

     Net interest income before
          provision for loan losses                           21,686               18,519             42,471               36,331
     Provision for loan losses                                   693                  316              1,483                  817
                                                      ---------------      ---------------    ---------------      ---------------
     Net interest income after
          provision for loan losses                           20,993               18,203             40,988               35,514
                                                      ---------------      ---------------    ---------------      ---------------

     Other income
          Fees on deposit accounts                             2,202                1,727              4,104                3,345
          Fees for other banking services                      2,563                2,149              4,857                3,980
          Gain on sale of loans                                1,054                   21              3,613                   43
          All other income                                       201                  256                457                  506
                                                      ---------------      ---------------    ---------------      ---------------
                                                      =--------------      ---------------    ---------------      ---------------
                Total other income                             6,020                4,153             13,031                7,874
                                                      ---------------      ---------------    ---------------      ---------------
     Operating expense
          Compensation and benefits                           11,304                9,113             22,400               17,608
          Occupancy and equipment                              3,415                2,840              6,831                5,546
          All other operating expense                          4,167                3,647              8,315                6,875
                                                      ---------------      ---------------    ---------------      ---------------
                Total operating expense                       18,886               15,600             37,546               30,029
                                                      ---------------      ---------------    ---------------      ---------------

     Income before taxes                                       8,127                6,756             16,473               13,359
     Provision for income taxes                               3,196                2,655              6,425                5,250

     Net income                                               $4,931               $4,101            $10,048               $8,109
                                                      ===============      ===============    ===============      ===============

     Earnings per share:
          Basic                                                $ .34                $ .27              $ .70                $ .53
                                                      ===============      ===============    ===============      ===============
                                                      ===============      ===============    ===============      ===============
          Diluted                                              $ .34                $ .27              $ .69                $ .53
                                                      ===============      ===============    ===============      ===============

     Certain amounts in prior year have been reclassified to conform with the June 30, 2003 presentation.


Fidelity Bankshares Inc.
Selected Unaudited Financial Data

                                                                         June 30,                         December 31,
                                                                           2003                               2002
                                                                   --------------------------------------------------------
                                                                                        (In Thousands)

Assets
Cash and interest earning deposits                                            $ 153,740                          $ 129,666
Assets available for sale                                                       487,865                            235,018
Loans:
     Residential mortgage                                                     1,431,790                          1,456,483
     Commercial mortgage                                                        613,178                            459,054
     Consumer                                                                   160,907                            141,343
     Commercial business                                                        125,425                            146,205
                                                                   ---------------------              ---------------------
           Gross loans                                                        2,331,300                          2,203,085
     Less:
           Loans in process                                                     282,970                            260,380
           Deferred costs (income)                                                  630                             (1,612)
           Allowance for loan losses                                              9,730                              8,318
                                                                   ---------------------              ---------------------
                 Loans, Net                                                   2,037,970                          1,935,999
                                                                   ---------------------              ---------------------
                                                                   ---------------------              ---------------------
Office properties and equipment                                                  69,588                             67,784
FHLB stock                                                                       13,645                             12,919
REO                                                                                 232                                  -
All other assets                                                                 70,273                             58,011
                                                                   ---------------------              ---------------------

Total assets                                                                $ 2,833,313                        $ 2,439,397
                                                                   =====================              =====================

Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                                  $ 1,535,797                        $ 1,130,586
     Certificates of deposit                                                    728,168                            767,755
                                                                   ---------------------              ---------------------
           Total deposits                                                     2,263,965                          1,898,341
     Repurchase agreements                                                       31,557                             44,416
     Borrowings from FHLB                                                       271,198                            253,371
     Subordinated debentures                                                     28,750                             28,750
     All other liabilities                                                       60,489                             45,432
                                                                   ---------------------              ---------------------
                                                                   ---------------------              ---------------------
           Total liabilities                                                  2,655,959                          2,270,310
                                                                   ---------------------              ---------------------
                                                                   ---------------------              ---------------------
     Stockholders' equity                                                       177,354                            169,087
                                                                   ---------------------              ---------------------

     Total liabilities and equity                                           $ 2,833,313                        $ 2,439,397
                                                                   =====================              =====================


     Certain amounts in prior year have been reclassified to conform with the June 30, 2003 presentation.


Gain on Sale of Loans
For the Periods Ended June 30, 2003

                                                                                                             Quarter Ended
'ACCT NBR'               'ACCT NAME'                              June 30, 2003        March 31, 2003      June 30, 2003

            374001010000 PROFIT ON SALE OF LOANS                        (3,613,828.02)          (2,000.00)       (3,611,828.02)
            374001010210 PROFIT ON SALE OF LOANS                                    -                   -                    -
            490000010210 LOSS ON LOANS SOLD                                    709.83                   -               709.83
                                                                 --------------------------------------------------------------

Total                                                                   (3,613,118.19)          (2,000.00)       (3,611,118.19)
